UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2021

TuSimple Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40326	86-2341575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TuSimple Holdings Inc.

9191 Towne Centre Drive

Suite 600

San Diego, CA 92122

(Address of principal executive offices, including zip code)

(619) 916-3144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TSP	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On August 5, 2021, TuSimple Holdings Inc. (“TuSimple” or the “Company”) will hold a conference call regarding its financial results for the quarter ended June 30, 2021. TuSimple also issued a letter to its stockholders announcing its financial results for the quarter ended June 30, 2021 (the “Shareholder Letter”). A copy of the Shareholder Letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. TuSimple uses its Investor Relations website (https://ir.tusimple.com/investor-relations) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Item 8.01.	Other Events.

As the Company previously disclosed, on March 1, 2021, Staff Chairperson of the Committee on Foreign Investment in the United States (“CFIUS” or the “Committee”), acting at the direction of the Committee, requested that the Company file a written notice regarding the 2017 purchase of the Company’s redeemable convertible preferred shares by Sun Dream Inc., an affiliate of Sina Corporation (the “Sina Investment”). CFIUS formally accepted the Company’s notice, which was filed jointly with Sina Corporation, and the matter is currently under review.

The Committee recently informed the Company that the transaction that is the subject of its review (the “2017 Transaction”) is the 2017 acquisition of the U.S. business of TuSimple LLC by Tusimple (Cayman) Limited, which was the Company’s name prior to its deregistration as a Cayman Islands exempted company and domestication as a corporation incorporated under the laws of Delaware, rather than the Sina Investment.

TuSimple LLC was a single-member California limited liability company established by TuSimple co-founder Dr. Xiaodi Hou in late 2015 as a purchasing and contracting vehicle to carry out initial start-up activities in the U.S. In 2017, the tangible assets accumulated through TuSimple LLC were transferred to TuSimple, Inc., a newly-formed subsidiary of Tusimple (Cayman) Limited, after which TuSimple LLC was dissolved.

A majority of the shares of Tusimple (Cayman) Limited at the time of the 2017 Transaction were held by Dr. Xiaodi Hou, Mo Chen and Sun Dream, Inc. Dr. Hou and Mr. Chen are both members of our Board of Directors. Dr. Hou is a U.S. citizen. Mr. Chen is a citizen of Canada, and Sun Dream, Inc., which currently holds approximately 5.8% of the voting power of the Company, is ultimately controlled by a U.S. citizen. All of the current members of the Company’s Board, and its entire senior management team, are solely citizens of the United States or Canada.

CFIUS has 45 days from the date of acceptance of the Company’s joint notice to complete its review of the 2017 Transaction, after which CFIUS could (i) conclude that the 2017 Transaction is not a covered transaction subject to CFIUS jurisdiction, (ii) clear the 2017 Transaction by concluding that it presents no unresolved national security concerns, or (iii) initiate a 45-day investigation of the 2017 Transaction. It is not uncommon for CFIUS to initiate the 45-day investigation period, and if such an action is taken in the Company’s case, it would not indicate one way or the other whether CFIUS will eventually identify a national security concern with the 2017 Transaction. At the conclusion of the investigation period, if CFIUS determines to clear the 2017 Transaction, it may require the parties to enter into an agreement to mitigate any unresolved national security concerns as a condition to clearance. To date, CFIUS has not advised the parties of any determinations. Although the Company cannot predict the outcome of the CFIUS review at this time, the Company continues to cooperate fully with the Committee.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Letter to Shareholders, dated August 5, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TuSimple Holdings Inc.

By:	/s/ Patrick Dillon
Patrick Dillon
Chief Financial Officer

Dated: August 5, 2021